Exhibit 3.66

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

CASH CENTRAL OF CALIFORNIA, LLC

a California Limited Liability Company

Dated as of April 1, 2012

THE MEMBERSHIP INTERESTS OF CASH CENTRAL OF CALIFORNIA, LLC SHALL BE “SECURITIES” GOVERNED BY ARTICLE 8 (INVESTMENT SECURITIES) OR THE EQUIVALENT ARTICLE OR DIVISION OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION IN WHICH IT HAS BEEN ADOPTED, INCLUDING, WITHOUT LIMITATION, DIVISION 8 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE, AS CURRENTLY IN EFFECT.  THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS.  THE MEMBERSHIP INTERESTS MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF (WITHIN THE MEANING OF ANY SECURITIES LAW) WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH OTHER SECURITIES LAWS IF REQUIRED.

AMENDED AND RESTATED

OPERATING AGREEMENT
OF
CASH CENTRAL OF CALIFORNIA, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of Cash Central of California, LLC (the “Company”) is made, adopted and entered into effective as of April 1, 2012, by Direct Financial Solutions, LLC, a Delaware limited liability company, as the sole member of the Company (the “Sole Member”).

WHEREAS, the Sole Member desires to amend and restate in its entirety that certain “Amended and Restated Operating Agreement for Direct Financial Solutions of California, LLC” (n/k/a Cash Central of California, LLC), effective as of March 31, 2006 (as amended from time to time, the “Original Agreement”), to make changes that the Sole Member deems appropriate and in the best interest of the Company.

NOW THEREFORE, the Sole Member hereby declares that, as of the date hereof (i) the Original Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and (ii) the provisions of this Agreement shall govern the affairs of the Company and the conduct of its business.

SECTION 1

THE COMPANY; DEFINED TERMS

1.1          Formation.  The Company is a limited liability company formed pursuant to the provisions of the Beverly-Killea Limited Liability Company Act (California Corporations Code §§17000-17656) (as amended from time to time, the “LLC Law”), and is intended to operate as an entity separate from the Sole Member.  The Articles of Organization of the Company (the “Articles of Organization”) were filed with the Secretary of State of California on June 21, 2005.  The rights and liabilities of the Sole Member shall be determined in accordance with the terms and conditions of this Agreement and, except where the LLC Law provides that such rights and obligations specified in the LLC Law shall apply “unless otherwise provided in an operating agreement” or words of similar effect and such rights and obligations are set forth in this Agreement, the LLC Law.

1.2          Company Name.  The name of the Company is Cash Central of California, LLC.  The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managers.

1.3          Purpose.  The purpose of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the LLC Law.

1.4          Principal Office.  The principal office of the Company is located at 84 East 2400 North, North Logan, Utah 84341.  The principal office of the Company may be relocated from time to time by determination of the Managers.  The Company may maintain offices at such other place or places as the Managers deem advisable.

1.5          Term.  The term of the Company commenced upon the filing of the Articles of Organization in accordance with the LLC Law and shall continue in existence for perpetuity, unless dissolved or terminated pursuant to the LLC Law or the provisions of this Agreement.

1.6          Filings; Registered Agent for Service of Process; Registered Office.

(a)           The Articles of Organization have been filed in the office of the Secretary of State of California in accordance with the provisions of the LLC Law.  The Managers shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of California.

(b)           The Managers shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any states or jurisdictions other than California in which the Company engages in business.

(c)           The Company’s registered agent for service of process on the Company in California shall be as set forth in the Articles of Organization.  The Managers may change, at any time and from time to time, such registered agent.

(d)           The Company’s registered office in California shall be as set forth in the Articles of Organization.  The Managers may change, at any time and from time to time, such registered office.

(e)           Upon the dissolution of the Company, the Managers shall authorize the prompt execution and filing of a certificate of cancellation (or equivalent document) in accordance with the LLC Law and the law of any other states or jurisdictions in which the Company has qualified to conduct business.

1.7          Defined Terms.  Unless the context otherwise requires or unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Advancement of Expenses” has the meaning set forth in Section 5.5.

“Agreement” means this Amended and Restated Operating Agreement, as originally executed and as amended from time to time.  Terms such as “hereof,” “hereto,” hereby,” “hereunder” and “herein” refer to this Agreement as a whole, unless the context otherwise requires.

“Articles of Organization” has the meaning set forth in Section 1.1.

“CCFI Manager” means any of William E. Saunders, Jr., Kyle Hanson, Chad Streff, Michael Durbin or Bridgette Roman, or their respective alternates or successors, as appointed from time to time in accordance with Section 4.1.

“Company” has the meaning set forth in the preamble to this Agreement.

“ERISA” has the meaning set forth in Section 5.3.

“Final Adjudication” has the meaning set forth in Section 5.5.

“Indemnitee” has the meaning set forth in Section 5.3.

“LLC Law” has the meaning set forth in Section 1.1.

“Managers” means the group of individuals appointed by the Sole Member as the managers of the Company in accordance with Section 4.1.  As used herein, each manager of the Company shall be a “Manager.”

“Membership Interest” has the meaning set forth in Section 2.1.

“Membership Interest Certificate” has the meaning set forth in Section 2.2.

“Ministerial Acts” means (i) completing, executing and filing annual reports on behalf of the Company as required in its jurisdiction of formation and any other states or jurisdictions in which the Company engages in business, (ii) ordinary course acts required in connection with obtaining or maintaining the licensure of the Company in its jurisdiction of formation and any other states or jurisdictions in which the Company engages in business, (iii) executing any contract that by its terms is less than 12 months in length and represents a financial obligation of the Company of less than $5,000 in the aggregate, or (iv) any other act that is approved in writing by any CCFI Manager (other than the individual Manager requesting to take such other act).

“Officers” means those individuals appointed by the Managers as officers of the Company in accordance with Section 4.3.

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Person” means any individual, partnership, corporation, trust, limited liability company or other entity.

“Proceeding” has the meaning set forth in Section 5.3.

“Sole Member” means Direct Financial Solutions, LLC, a Delaware limited liability company, or any Person that acquires all of the equity interests of the Company from Direct Financial Solutions, LLC.

“Undertaking” has the meaning set forth in Section 5.5.

SECTION 2

CAPITAL CONTRIBUTION; MEMBERSHIP INTEREST CERTIFICATE

2.1          Capital Contribution; Membership Interest.  The Sole Member has made a capital contribution to the Company and shall have a 100% membership equity interest in the Company, including any and all benefits to which the Sole Member is entitled under this Agreement and the obligations of the Sole Member under this Agreement, as evidenced by a Membership Interest Certificate (the “Membership Interest”).  Additional capital contributions to the Company may be made from time to time in such amounts as determined by the Sole Member in its discretion; provided, however, that the Sole Member is not and shall not be obligated to make any additional contributions to the Company.  The Sole Member shall not receive any interest payment, salary or draw with respect to its capital contribution or capital account or otherwise solely in its capacity as the Sole Member.

2.2          Membership Interest Certificate.  The Membership Interest of the Sole Member will be evidenced by a certificate of limited liability company interest issued by the Company in substantially the form attached as Exhibit A to this Agreement (the “Membership Interest Certificate”).  The Membership Interest shall be a “security” governed by Article 8 (Investment Securities) or the equivalent Article or Division of the Uniform Commercial Code as in effect in any jurisdiction in which it has been adopted, including, without limitation, Division 8 of the California Uniform Commercial Code, as currently in effect.  Each Membership Interest Certificate shall bear the following legend:

“This certificate evidences an interest in Cash Central of California, LLC and shall be a ‘security’ governed by Article 8 (Investment Securities) or the equivalent Article or Division of the Uniform Commercial Code as in effect in any jurisdiction in which it has been adopted, including, without limitation, Division 8 of the California Uniform Commercial Code, as currently in effect.”

This Section 2.2 shall not be amended and no such purported amendment to this Section 2.2 shall be effective until, to the extent necessary, all outstanding Membership Interest Certificates have been surrendered for re-issuance with any conforming changes required as a result of such amendment.

SECTION 3

DISTRIBUTIONS; TAX MATTERS

3.1          Distributions.  Subject to any conditions and restrictions contained in any contract or agreement to which the Company is a party, distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Managers.

3.2          Tax Reporting.  It is the intention of the Sole Member that the Company be disregarded for federal tax purposes (so long as the Company has only one member), and accordingly all items of income, gain, loss, expense, deduction and credit shall, for federal tax purposes, be reported directly by the Sole Member.  If the Company is required to file any tax return, form, report, statement or other document separate from the Sole Member, the Managers shall prepare and file, or cause to be prepared and filed, such return, form, report, statement or other document.

SECTION 4

MANAGEMENT AND CONTROL

4.1          Management by Managers.

(a)           Except as otherwise expressly provided in this Agreement or to the extent delegated by the written consent of the Sole Member, (i) the business and affairs of the Company solely shall be vested in and controlled by the Managers, which shall have the exclusive power and authority, on behalf of the Company, to take any action and to do anything and everything they deem necessary or appropriate to carry on the business of the Company, (ii) the Managers shall have full, exclusive and complete discretion in the management and control of the Company, (iii) all decisions relating to the business and affairs of the Company shall be made by, and all action proposed to be taken by or on behalf of the Company, shall be taken by, the Managers and (iv) the Managers shall have full power and authority to execute all documents and take all other actions on behalf of the Company and thereby bind the Company and the Sole Member with respect thereto.  Notwithstanding the foregoing or anything in this Agreement to the contrary: (y) the Sole Member may take any action that the LLC Law or this Agreement requires or permits the Managers to take; and (z) none of the actions described in the foregoing clauses (i) through (iv) of this Section 4.1(a), other than Ministerial Acts, may be taken by any individual Manager on behalf of the Company without first obtaining the approval required pursuant to Section 4.1(e) or (f).

(b)           The implementation of any decisions properly made by the Managers, including the execution and delivery of all documents, may be through any Person selected by the Managers (including any Manager).  All approvals and consents required or permitted herein may be prospective or retroactive.

(c)           The Managers are, to the extent of their rights and powers set forth in this Agreement, agents of the Company for the purpose of the Company’s business, and all actions of the Managers taken in accordance with such rights and powers shall bind the Company.

(d)           The Managers shall consist of not less than one (1) nor more than eight (8) Managers.  Without amendment to this Agreement, the number of Managers, subject to the foregoing limitations, may be fixed or changed by resolution of the Sole Member.  Managers shall be appointed by the Sole Member and shall hold office at the pleasure of the Sole Member.  A Manager shall serve until the earlier of his or her death, resignation or removal.  A Manager may be removed at any time, with or without cause, by the Sole Member.  A Manager may resign at any time by delivering his or her written resignation to the Sole Member.

(e)           Except as otherwise provided in this Agreement, a majority of the number of Managers then in office shall be present in person at any meeting of the Managers in order to constitute a quorum for the transaction of business at such meeting; provided, however, that (i) at least three (3) of the Managers constituting such a quorum must be a CCFI Manager, and (ii) if the meeting is held by telephone or through other communications equipment at which all Managers participating can hear each other, such participation shall constitute attendance at such meeting.  Except as otherwise provided in this Agreement, the act of the majority (which act of the majority must, for the avoidance of doubt, always include the vote of at least one (1) CCFI Manager) of the Managers present at any meeting of the Managers at which a quorum is present shall be the act of the Managers.

(f)            Any action required or permitted to be taken by the Managers under this Agreement or the LLC Law may be taken without a meeting if the Managers consent thereto in writing and such written consent is filed in the minute books of the Company.

(g)           As of the date of this Agreement, there shall be seven (7) Managers, which Managers shall be as follows:

William E. Saunders, Jr.
Kyle Hanson
Chad Streff
Michael Durbin
Bridgette Roman
Trevin G. Workman
S. Todd Jensen

4.2          Agents.  The Managers may engage on behalf of, and at the expense of, the Company, such Persons as the Managers shall deem advisable for the conduct and operation of the business and affairs of the Company, including, without limitation, leasing, rental and sales agents and brokers, mortgage bankers, securities brokers and dealers, credit enhancers, lawyers, accountants, architects, engineers, consultants, contractors and purveyors of other services or materials for the Company on such terms and for such compensation or costs as the Managers shall determine.

4.3          Officers and Employees.

(a)           The day-to-day operational management of the Company may be exercised by such officers of the Company as may be appointed from time to time in accordance with this Section 4.3 (the “Officers”).  The Managers may appoint such Officers as they may determine from time to time.  The Officers, subject to the direction and control of the Managers, shall do all things and take all actions necessary to run the business of the Company.  Each Officer shall have the powers and duties as may be prescribed to him or her by the Managers and, to the extent not so prescribed, as generally pertain to their respective offices.  Each Officer shall hold office at the pleasure of the Managers.  Each Officer shall serve until the earlier of his or her death, resignation or removal, and any Officer may be removed at any time, with or without cause, by the

Managers.  Any vacancy in any office shall also be filled by the Managers.  Any Officer may resign at any time by delivering his or her written resignation to the Managers.

(b)           The Company may employ such employees as the Officers of the Company deem reasonably necessary to effectuate the purpose of the Company as set forth in Section 1.3.

SECTION 5

LIMITATION OF LIABILITY; INDEMNIFICATION

5.1          Liability to the Company.  None of the Sole Member, any of the Sole Member’s managers, any Manager or any Officer shall be liable to the Company in damages for any action that such Person takes or fails to take in such capacity, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that such action or failure to act was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company.

5.2          Liability to Others.  The Sole Member intends that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture.  It is the intention of the Sole Member that it shall have the benefit of Sections 17158(a) and 17101(a) of the LLC Law.  The debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) are solely the debts, obligations and liabilities of the Company, and neither the Sole Member, the Managers nor the Officers shall be liable therefor solely by reason of being a member of the Company or acting as a manager or an officer of the Company.  No failure of the Company to observe any corporate or other formality or requirement relating to the exercise of its powers or the management of its business or affairs under this Agreement or the LLC Law shall be grounds for imposing liability on the Sole Member, any Manager or any Officer (or any member or other holder of an equity interest in the Sole Member or any director, manager, board observer, officer or employee of any of the foregoing or any of their affiliates) for any debt, obligation or liability of the Company.

5.3          Right to Indemnification.  Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he, she or it is or was the Sole Member, a Manager, an Officer, or an officer, manager or member of the Sole Member in its capacity as sole member of the Company, or is or was serving at the request of the Company as a director, manager or officer of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as an equity holder, manager, director or officer or in any other capacity while serving as an equity holder, manager, director or officer, shall be indemnified and held harmless by the Company, to the fullest extent permitted or required by the LLC Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader indemnification rights than such law permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security

Act of 1974, as amended and as may be further amended from time to time (“ERISA”), or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 5.6 with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Managers.

5.5          Right to Advancement of Expenses.  The right to indemnification conferred in Section 5.4 shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that if so required by the LLC Law, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 5.5 or otherwise.  The rights to indemnification and to the Advancement of Expenses conferred in Section 5.4 and this Section 5.5 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be the Sole Member, Manager, Officer, or other equity holder, manager, director or officer, and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

5.6          Right of Indemnitee to Bring Suit.  If a claim under Section 5.4 or 5.5 is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the LLC Law.  Neither the failure of the Company (including the Sole Member, the Managers or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in the LLC Law, nor an actual determination by the Company (including the Sole Member, the Managers or independent legal counsel) that the Indemnitee has not met any such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses, under this Section 5 or otherwise, shall be on the Company.

5.8          Non-Exclusivity of Rights.  The rights to indemnification and to the Advancement of Expenses conferred in this Section 5 shall not be exclusive of any other right which any Person may have or hereafter acquire under any law, the Articles of Organization, this Agreement, any agreement, any action by the Managers or the Sole Member, or otherwise.

5.9          Insurance.  The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as the Sole Member, the Sole Member’s managers, officers or members, a Manager, an Officer, or an employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Section 5.

5.10        Indemnification of Employees and Agents.  The Company may, to the extent authorized from time to time by the Managers, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company (other than the Indemnitees) to the fullest extent of the provisions of this Section 5 with respect to the indemnification and Advancement of Expenses of the Indemnitees.  For purposes of this Section 5.10, an “employee” or “agent” of the Company (other than an Indemnitee) includes any Person (a) who is or was an employee or agent of the Company, or (b) who is or was serving at the request of the Company as an employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

5.11        Repeal or Modification.  Any repeal or modification of the foregoing provisions of this Section 5 shall not adversely affect any right of indemnification or limitation of liability of an Indemnitee, employee or agent of the Company relating to acts or omissions occurring prior to such repeal or modification.

5.12        Savings Clause.  If this Section 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnitee or any other Person indemnified pursuant to this Section 5 as to all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Person in connection with any Proceeding to the full extent permitted by any applicable portion of this Section 5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 6

BOOKS AND RECORDS; FISCAL YEAR

6.1          Books and Records.  The Company shall keep adequate books and records at its principal office as described in Section 1.4, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Company’s business, which books and records shall be otherwise kept in accordance with the provisions of the LLC Law.  The Company’s books and records shall be maintained according to the same methods of accounting used by the Sole Member.

6.2          Fiscal Year.  The fiscal year of the Company shall end each year on the same day that the fiscal year of the Sole Member ends, unless a different fiscal year is required by applicable law.

SECTION 7

TRANSFER OR PLEDGE OF MEMBERSHIP INTEREST

The Sole Member shall be entitled, in its sole and absolute discretion at any time and from time to time, to sell, mortgage, hypothecate, transfer, pledge, assign, donate, create or grant a security interest in or lien upon, encumber, give, place in trust (voting or other) or otherwise dispose of, all or any portion of its Membership Interest.

SECTION 8

DISSOLUTION AND WINDING UP OF THE COMPANY

8.1          Dissolution.  Notwithstanding anything to the contrary in the LLC Law, the Company shall dissolve only upon the written consent of the Sole Member.  Moreover, the Sole Member shall not cease to be a member of the Company solely as a result of the happening of any of the events specified in the LLC Law.

8.2          Winding Up.  Upon dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Sole Member.  The Managers shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs.  The Company’s assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order and priority:

(a)           First, to the payment and discharge of all of the Company’s debts and liabilities to creditors (including the repayment of any loans or advances made by the Sole Member or any Manager to the Company), and the expenses of liquidation and dissolution;

(b)           Second, to the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(c)           Third, to the Sole Member.

SECTION 9

MISCELLANEOUS

9.1          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules.

9.2          No Third Party Beneficiaries.  Except as provided in Section 5, nothing contained in this Agreement is intended or shall be deemed to benefit any third party or creditor of the Company or the Sole Member.

9.3          Successors and Assigns.  Every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Company, the Sole Member and their respective legal representatives, successors, transferees and permitted assigns.

9.4          Entire Agreement; Amendment.  This Agreement, together with the Articles of Organization, contains the entire understanding of the Sole Member with respect to the subject matter of this Agreement.  This Agreement may be amended only in a writing signed by the Sole Member.

9.5          Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

9.6          Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.

9.7          Variation of Pronouns.  All pronouns and any variations shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Operating Agreement of Cash Central of California, LLC as of the date first written above.

DIRECT FINANCIAL SOLUTIONS, LLC

By:
Name:	Bridgette C. Roman
Title:	Manager

EXHIBIT A

Form of Membership Interest Certificate

THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS.  ACCORDINGLY, SUCH INTEREST MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF (WITHIN THE MEANING OF ANY SECURITIES LAW) WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH OTHER SECURITIES LAWS IF REQUIRED.

THIS CERTIFICATE EVIDENCES AN INTEREST IN CASH CENTRAL OF CALIFORNIA, LLC AND SHALL BE A “SECURITY” GOVERNED BY ARTICLE 8 (INVESTMENT SECURITIES) OR THE EQUIVALENT ARTICLE OR DIVISION OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION IN WHICH IT HAS BEEN ADOPTED, INCLUDING, WITHOUT LIMITATION, DIVISION 8 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE, AS CURRENTLY IN EFFECT.

No.

CASH CENTRAL OF CALIFORNIA, LLC
A California Limited Liability Company

Membership Interest Certificate

This certifies that [                   ] is the owner of the Membership Interest representing [      ]% membership equity interest in Cash Central of California, LLC (the “Company”), subject to the terms of the Amended and Restated Operating Agreement of Cash Central of California, LLC, made and entered into as of April 1, 2012, as the same may be amended from time to time in accordance with its terms (the “Agreement”).

This Membership Interest Certificate may be transferred by the lawful holders hereof only in accordance with the provisions of the Agreement and applicable law.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Membership Interest Certificate to be issued this          day of                         ,             .

CASH CENTRAL OF CALIFORNIA, LLC

By:
Name:
Title:	Manager

A-1

FOR VALUE RECEIVED,                                , the                                                              of the Company does hereby sell, assign and transfer unto:

(print or type name of assignee)

the Membership Interest evidenced by the within Membership Interest Certificate, and does hereby irrevocably constitute an appoint                                attorney-in-fact to transfer the said Membership Interest on the books of the within-named Company, with the full power of substitution in the premises.

Dated as of:

By:
Name:
Title:

In presence of:

NOTICE:               The signature to this assignment must correspond with the name as written upon the face of the Membership Interest Certificate in every particular, without alternation or enlargement or any change whatsoever.

A-2